Exhibit 99.1

Federated Hermes, Inc. reports record assets under management with second quarter 2025 earnings
•Total assets under management reach a record $845.7 billion
•MDT strategies reach $23.2 billion, up $6.4 billion from Q1 2025 and up $8.9 billion YTD
•Q2 2025 earnings per diluted share of $1.16
•Board declares $0.34 per share dividend and authorizes new share repurchase program
(PITTSBURGH, Pa., July 31, 2025) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active investing, today reported earnings per diluted share (EPS) of $1.16 for Q2 2025, compared to $0.20 for the same quarter last year, on net income of $91.0 million for Q2 2025, compared to $21.0 million for Q2 2024. Federated Hermes' Q2 2024 results included a $66.3 million non-cash expense, or ($0.76) per diluted share, related to the impairment of an indefinite-lived intangible asset.
Federated Hermes' total managed assets were a record $845.7 billion at June 30, 2025, up $63.0 billion or 8% from $782.7 billion at June 30, 2024 and up $5.9 billion or 1% from $839.8 billion at March 31, 2025. Total average managed assets for Q2 2025 were $837.3 billion, up $57.7 billion or 7% from $779.6 billion for Q2 2024 and down $5.9 billion or 1% from $843.2 billion for Q1 2025.
"In the second quarter, we saw continued interest in our broad suite of MDT equity and alternative quantitative investment solutions, which deploy a disciplined, repeatable process that is based on fundamental and technical factors and offers the opportunity for outperformance," said J. Christopher Donahue, president and chief executive officer. "Investors with interest in capital preservation and liquidity helped drive demand for our microshort and ultrashort funds, which are a step further out the yield curve and pursue higher yields than money market strategies. Also, ETF and collective investment trust offerings were among our quarterly leaders in net sales. We will continue to strategically introduce complementary offerings of our most popular investment strategies."
Federated Hermes' board of directors declared a dividend of $0.34 per share. The dividend is payable on Aug 15, 2025 to shareholders of record as of Aug 8, 2025. During Q2 2025, Federated Hermes purchased 1,547,182 shares of Federated Hermes class B common stock for $64.5 million. The board of directors also authorized its 18th share repurchase program, allowing the buyback of up to an additional 5 million shares of Federated Hermes class B common stock in the open market with no expiration date. The repurchased stock is to be held in treasury for employee share-based compensation plans, potential acquisitions and other corporate activities. The company's existing 5 million share repurchase program, approved in October 2024, has approximately 1.1 million shares remaining.
Equity assets were $89.0 billion at June 30, 2025, up $11.1 billion or 14% from $77.9 billion at June 30, 2024 and up $8.1 billion or 10% from $80.9 billion at March 31, 2025. Top-selling equity funds during Q2 2025 on a net basis were Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes MDT Mid Cap Growth Collective Investment Fund, Federated Hermes MDT All Cap Core Fund, Federated Hermes Asia ex-Japan Equity Fund and Federated Hermes MDT Large Cap Growth Fund.

MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Ray Hanley 412-288-1920

Federated Hermes reports Q2 2025 earnings	Page 2 of 13
Fixed-income assets were $98.7 billion at June 30, 2025, up $3.4 billion or 4% from $95.3 billion at June 30, 2024 and down $0.8 billion from $99.5 billion at March 31, 2025. Top-selling fixed-income funds during Q2 2025 on a net basis included Federated Hermes Conservative Municipal Microshort Fund, Federated Hermes Total Return Bond ETF, Federated Hermes Ultrashort Bond Fund and Federated Hermes Conservative Microshort Fund.
Alternative/private markets assets were $20.7 billion at June 30, 2025, up $0.6 billion or 3% from $20.1 billion at June 30, 2024 and up $1.3 billion or 7% from $19.4 billion at March 31, 2025.
Money market assets were $634.4 billion at June 30, 2025, up $47.8 billion or 8% from $586.6 billion at June 30, 2024 and down $2.7 billion from $637.1 billion at March 31, 2025. Money market fund assets were a record $468.0 billion at June 30, 2025, up $42.4 billion or 10% from $425.6 billion at June 30, 2024 and up $3.1 billion or 1% from $464.9 billion at March 31, 2025.
Financial Summary
Q2 2025 vs. Q2 2024
Revenue increased $22.3 million or 6% primarily due to an increase in revenue resulting from higher average money market and equity assets.
During Q2 2025, Federated Hermes derived 53% of its revenue from money market assets, 46% from long-term assets (28% from equity, 12% from fixed-income, and 6% from alternative/private markets and multi-asset) and 1% from sources other than managed assets.
Operating expenses decreased $54.1 million or 15% primarily due to lower intangible asset related expense due to the Q2 2024 impairment of an intangible asset associated with the 2018 acquisition of Federated Hermes Limited, and a decrease in Other expense of $7.2 million primarily due to fluctuations in foreign currency exchange rates. These decreases were partially offset by a $14.1 million increase in compensation and related expense related to higher incentive compensation and a $5.9 million increase in distribution expenses resulting primarily from higher average managed money market fund assets.
Nonoperating income (expenses), net increased $11.8 million primarily due to an increase in the market value of investments in Q2 2025.
Q2 2025 vs. Q1 2025
Revenue increased $1.3 million primarily due to one more day in Q2 2025. This increase was partially offset by a decrease in performance fees.
Operating expenses increased $16.0 million or 5% primarily due to a $12.3 million increase in Other expense resulting from a Q1 2025 value added tax (VAT) refund received related to amended VAT filings in the U.K.
Nonoperating income (expenses), net increased $9.5 million primarily due to a larger increase in the market value of investments in Q2 2025 as compared to the increase in the market value of the investments in Q1 2025.
YTD 2025 vs. YTD 2024
Revenue increased $49.4 million or 6% primarily due to an increase in revenue from higher average money market and equity assets and an increase in performance fees.

Federated Hermes reports Q2 2025 earnings	Page 3 of 13
For the first half of 2025, Federated Hermes derived 53% of its revenue from money market assets, 46% from long-term assets (28% from equity assets, 12% from fixed-income assets and 6% from alternative/private markets and multi-asset), and 1% from sources other than managed assets.
Operating expenses decreased $60.1 million or 9% primarily due to lower intangible asset related expense due to the Q2 2024 impairment charge and a $27.3 million decrease in Other expense resulting from the VAT refund received and fluctuations in foreign currency exchange rates. These decreases were offset by a $20.8 million increase in compensation and related expense primarily related to higher incentive compensation and a $10.1 million increase in distribution expenses resulting primarily from higher average managed money market fund assets.
Nonoperating income (expenses), net increased $10.6 million primarily due to a larger increase in the market value of investments in the first six months of 2025 compared to the increase in the market value of investments for the same period in 2024.
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Friday, Aug. 1, 2025. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Aug. 1, 2025. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 52682. The online replay will be available via FederatedHermes.com/us for one year.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active investment management, with $845.7 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 10,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers, the top 8% of money market fund managers and the top 12% of fixed-income fund managers2 in the industry. Federated Hermes also ranks as the 10th-largest manager of model-delivered separately managed accounts3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.
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1) As of June 30, 2025.
2) Morningstar, June 30, 2025. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli,Q1 2025.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Cautionary statements
Certain statements in this press release, such as those related to performance, investment strategies and uses, investor preferences and demand, asset flows and asset mix constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or

Federated Hermes reports Q2 2025 earnings	Page 4 of 13
achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain offering demand, the timing and level of offering sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q2 2025 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2024 to Q2 2025	Quarter Ended	% Change Q1 2025 to Q2 2025
	June 30, 2025	June 30, 2024		March 31, 2025
Revenue
Investment advisory fees, net	$287,435	$270,622	6%	$287,460	0%
Administrative service fees, net—affiliates	101,657	95,346	7	101,109	1
Other service fees, net	35,752	36,615	(2)	34,971	2
Total Revenue	424,844	402,583	6	423,540	0

Operating Expenses
Compensation and related	144,872	130,748	11	143,270	1
Distribution	99,399	93,503	6	99,085	0
Systems and communications	23,481	23,194	1	24,226	(3)
Professional service fees	18,628	19,845	(6)	18,548	0
Office and occupancy	9,910	9,765	1	9,952	0
Advertising and promotional	6,146	6,621	(7)	4,576	34
Travel and related	4,117	3,847	7	3,553	16
Intangible asset related	3,503	69,392	(95)	3,196	10
Other	(2,296)	4,951	(146)	(14,638)	84
Total Operating Expenses	307,760	361,866	(15)	291,768	5
Operating Income	117,084	40,717	188	131,772	(11)

Nonoperating Income (Expenses)
Investment income (loss), net	16,947	5,132	230	7,475	127
Debt expense	(3,170)	(3,159)	0	(3,179)	0
Other, net	(35)	(34)	(3)	(27)	(30)
Total Nonoperating Income (Expenses), net	13,742	1,939	NM	4,269	222
Income before income taxes	130,826	42,656	207	136,041	(4)
Income tax provision	34,135	23,431	46	32,165	6
Net income including the noncontrolling interests in subsidiaries	96,691	19,225	403	103,876	(7)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	5,691	(1,802)	416	2,742	108
Net Income	$91,000	$21,027	333%	$101,134	(10)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.16	$0.20	480%	$1.25	(7)%
Weighted-Average Shares Outstanding
Basic	75,064	80,026		77,541
Diluted	75,072	80,026		77,542
Dividends Declared Per Share	$0.34	$1.31		$0.31
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $4.1 million, $4.7 million and $4.5 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended June 30, 2025, June 30, 2024 and March 31, 2025, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q2 2025 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2025	June 30, 2024	% Change
Revenue
Investment advisory fees, net	$574,895	$534,916	7%
Administrative service fees, net—affiliates	202,766	190,132	7
Other service fees, net	70,723	73,906	(4)
Total Revenue	848,384	798,954	6

Operating Expenses
Compensation and related	288,143	267,294	8
Distribution	198,484	188,398	5
Systems and communications	47,707	45,017	6
Professional service fees	37,176	38,197	(3)
Office and occupancy	19,862	19,734	1
Advertising and promotional	10,722	10,927	(2)
Travel and related	7,670	7,119	8
Intangible asset related	6,699	72,627	NM
Other	(16,935)	10,343	(264)
Total Operating Expenses	599,528	659,656	(9)
Operating Income	248,856	139,298	79

Nonoperating Income (Expenses)
Investment income (loss), net	24,422	13,615	79
Debt expense	(6,349)	(6,308)	1
Other, net	(62)	69	(190)
Total Nonoperating Income (Expenses), net	18,011	7,376	144
Income before income taxes	266,867	146,674	82
Income tax provision	66,300	52,439	26
Net income including the noncontrolling interests in subsidiaries	200,567	94,235	113
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	8,433	(1,825)	NM
Net Income	$192,134	$96,060	100%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$2.40	$1.12	114%
Weighted-Average Shares Outstanding
Basic	76,296	80,367
Diluted	76,300	80,368
Dividends Declared Per Share	$0.65	$1.59
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $8.7 million and $5.8 million available to unvested restricted Federated Hermes shareholders for the six months ended June 30, 2025 and June 30, 2024, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q2 2025 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2025	Dec. 31, 2024
Assets
Cash and other investments	$607,479	$641,042
Other current assets	153,203	140,310
Intangible assets, net, including goodwill	1,207,039	1,132,699
Other long-term assets	183,864	170,633
Total Assets	$2,151,585	$2,084,684

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$225,729	$289,193
Long-term debt	348,237	348,106
Other long-term liabilities	300,521	296,665
Redeemable noncontrolling interests	162,993	55,514
Equity excluding treasury stock	1,920,707	1,728,044
Treasury stock	(806,602)	(632,838)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,151,585	$2,084,684

Federated Hermes reports Q2 2025 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Equity
Beginning assets	$80,913	$79,423	$80,157	$79,423	$79,291
Sales[1]	7,961	7,412	3,811	15,373	7,726
Redemptions[1]	(6,180)	(5,993)	(7,071)	(12,173)	(14,422)
Net sales (redemptions)[1]	1,781	1,419	(3,260)	3,200	(6,696)
Net exchanges	0	(114)	9	(114)	14
Impact of foreign exchange[2]	1,023	754	12	1,777	(555)
Market gains and (losses)[3]	5,277	(569)	933	4,708	5,797
Ending assets	$88,994	$80,913	$77,851	$88,994	$77,851

Fixed Income
Beginning assets	$99,486	$98,059	$96,325	$98,059	$94,920
Sales[1]	5,267	5,944	5,262	11,211	11,845
Redemptions[1]	(7,652)	(6,288)	(6,699)	(13,940)	(12,094)
Net sales (redemptions)[1]	(2,385)	(344)	(1,437)	(2,729)	(249)
Net exchanges	5	101	(179)	106	(186)
Impact of foreign exchange[2]	208	85	(8)	293	(79)
Market gains and (losses)[3]	1,373	1,585	593	2,958	888
Ending assets	$98,687	$99,486	$95,294	$98,687	$95,294

Alternative/Private Markets
Beginning assets	$19,426	$18,864	$20,465	$18,864	$20,551
Sales[1]	782	1,085	647	1,867	1,408
Redemptions[1]	(551)	(1,024)	(1,177)	(1,575)	(1,917)
Net sales (redemptions)[1]	231	61	(530)	292	(509)
Net exchanges	(1)	1	174	0	176
Acquisitions/(dispositions)	109	0	0	109	0
Impact of foreign exchange[2]	1,091	532	21	1,623	(205)
Market gains and (losses)[3]	(118)	(32)	(69)	(150)	48
Ending assets	$20,738	$19,426	$20,061	$20,738	$20,061

Multi-asset
Beginning assets	$2,826	$2,883	$2,928	$2,883	$2,867
Sales[1]	44	63	42	107	86
Redemptions[1]	(137)	(105)	(113)	(242)	(225)
Net sales (redemptions)[1]	(93)	(42)	(71)	(135)	(139)
Net exchanges	(2)	2	1	0	1
Market gains and (losses)[3]	125	(17)	18	108	147
Ending assets	$2,856	$2,826	$2,876	$2,856	$2,876

Total Long-term Assets
Beginning assets	$202,651	$199,229	$199,875	$199,229	$197,629
Sales[1]	14,054	14,504	9,762	28,558	21,065
Redemptions[1]	(14,520)	(13,410)	(15,060)	(27,930)	(28,658)
Net sales (redemptions)[1]	(466)	1,094	(5,298)	628	(7,593)
Net exchanges	2	(10)	5	(8)	5
Acquisitions/(dispositions)	109	0	0	109	0
Impact of foreign exchange[2]	2,322	1,371	25	3,693	(839)
Market gains and (losses)[3]	6,657	967	1,475	7,624	6,880
Ending assets	$211,275	$202,651	$196,082	$211,275	$196,082
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2025 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Offering Type
(in millions)
	Quarter Ended
	June 30, 2025
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$43,910	$37,003	$45,800	$53,686	$11,879	$7,547	$2,700	$126	$104,289	$98,362
Sales	4,764	3,197	3,271	1,996	674	108	44	0	8,753	5,301
Redemptions	(4,195)	(1,985)	(4,459)	(3,193)	(391)	(160)	(121)	(16)	(9,166)	(5,354)
Net sales (redemptions)	569	1,212	(1,188)	(1,197)	283	(52)	(77)	(16)	(413)	(53)
Net exchanges	0	0	6	(1)	(1)	0	(2)	0	3	(1)
Acquisitions/(dispositions)	0	0	0	0	109	0	0	0	109	0
Impact of foreign exchange[2]	567	456	125	83	621	470	0	0	1,313	1,009
Market gains and (losses)[3]	4,313	964	672	701	14	(132)	109	16	5,108	1,549
Ending assets	$49,359	$39,635	$45,415	$53,272	$12,905	$7,833	$2,730	$126	$110,409	$100,866

	Six Months Ended
	June 30, 2025
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$43,752	$35,671	$45,550	$52,509	$11,501	$7,363	$2,764	$119	$103,567	$95,662
Sales	9,479	5,894	6,716	4,495	1,730	137	107	0	18,032	10,526
Redemptions	(7,838)	(4,335)	(8,528)	(5,412)	(1,341)	(234)	(222)	(20)	(17,929)	(10,001)
Net sales (redemptions)	1,641	1,559	(1,812)	(917)	389	(97)	(115)	(20)	103	525
Net exchanges	(107)	(7)	110	(4)	0	0	0	0	3	(11)
Acquisition-related	0	0	0	0	109	0	0	0	109	0
Impact of foreign exchange[2]	905	872	171	122	922	701	0	0	1,998	1,695
Market gains and (losses)[3]	3,168	1,540	1,396	1,562	(16)	(134)	81	27	4,629	2,995
Ending assets	$49,359	$39,635	$45,415	$53,272	$12,905	$7,833	$2,730	$126	$110,409	$100,866
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2025 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Offering Type
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Total Fund Assets
Beginning assets	$104,289	$103,567	$103,143	$103,567	$101,530
Sales	8,753	9,279	6,318	18,032	13,484
Redemptions	(9,166)	(8,763)	(8,757)	(17,929)	(16,987)
Net sales (redemptions)	(413)	516	(2,439)	103	(3,503)
Net exchanges	3	0	6	3	8
Acquisitions/(dispositions)	109	0	0	109	0
Impact of foreign exchange[1]	1,313	685	(5)	1,998	(425)
Market gains and (losses)[2]	5,108	(479)	542	4,629	3,637
Ending assets	$110,409	$104,289	$101,247	$110,409	$101,247

Total Separate Account Assets[3]
Beginning assets	$98,362	$95,662	$96,732	$95,662	$96,099
Sales[4]	5,301	5,225	3,444	10,526	7,581
Redemptions[4]	(5,354)	(4,647)	(6,303)	(10,001)	(11,671)
Net sales (redemptions)[4]	(53)	578	(2,859)	525	(4,090)
Net exchanges	(1)	(10)	(1)	(11)	(3)
Impact of foreign exchange[1]	1,009	686	30	1,695	(414)
Market gains and (losses)[2]	1,549	1,446	933	2,995	3,243
Ending assets	$100,866	$98,362	$94,835	$100,866	$94,835

Total Long-term Assets[3]
Beginning assets	$202,651	$199,229	$199,875	$199,229	$197,629
Sales[4]	14,054	14,504	9,762	28,558	21,065
Redemptions[4]	(14,520)	(13,410)	(15,060)	(27,930)	(28,658)
Net sales (redemptions)[4]	(466)	1,094	(5,298)	628	(7,593)
Net exchanges	2	(10)	5	(8)	5
Acquisitions/(dispositions)	109	0	0	109	0
Impact of foreign exchange[1]	2,322	1,371	25	3,693	(839)
Market gains and (losses)[2]	6,657	967	1,475	7,624	6,880
Ending assets	$211,275	$202,651	$196,082	$211,275	$196,082
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings.
4) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q2 2025 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	June 30, 2025	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024
By Asset Class
Equity	$88,994	$80,913	$79,423	$83,609	$77,851
Fixed-income	98,687	99,486	98,059	100,171	95,294
Alternative / private markets	20,738	19,426	18,864	20,683	20,061
Multi-asset	2,856	2,826	2,883	2,958	2,876
Total long-term assets	211,275	202,651	199,229	207,421	196,082
Money market	634,400	637,122	630,349	593,030	586,647
Total Managed Assets	$845,675	$839,773	$829,578	$800,451	$782,729

By Offering Type
Funds:
Equity	$49,359	$43,910	$43,752	$45,391	$42,404
Fixed-income	45,415	45,800	45,550	46,027	43,842
Alternative / private markets	12,905	11,879	11,501	12,558	12,258
Multi-asset	2,730	2,700	2,764	2,823	2,743
Total long-term assets	110,409	104,289	103,567	106,799	101,247
Money market	468,044	464,912	461,720	440,397	425,627
Total Fund Assets	$578,453	$569,201	$565,287	$547,196	$526,874
Separate Accounts:
Equity	$39,635	$37,003	$35,671	$38,218	$35,447
Fixed-income	53,272	53,686	52,509	54,144	51,452
Alternative / private markets	7,833	7,547	7,363	8,125	7,803
Multi-asset	126	126	119	135	133
Total long-term assets	100,866	98,362	95,662	100,622	94,835
Money market	166,356	172,210	168,629	152,633	161,020
Total Separate Account Assets	$267,222	$270,572	$264,291	$253,255	$255,855
Total Managed Assets	$845,675	$839,773	$829,578	$800,451	$782,729

Federated Hermes reports Q2 2025 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	June 30, 2025	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024
By Asset Class
Equity	$83,564	$82,105	$82,247	$80,220	$78,137
Fixed-income	98,365	99,360	98,254	97,563	95,484
Alternative / private markets	20,053	19,012	19,754	20,455	20,306
Multi-asset	2,779	2,900	2,934	2,910	2,889
Total long-term assets	204,761	203,377	203,189	201,148	196,816
Money market	632,543	639,827	601,169	592,304	582,758
Total Avg. Managed Assets	$837,304	$843,204	$804,358	$793,452	$779,574

By Offering Type
Funds:
Equity	$45,965	$45,260	$45,261	$43,632	$42,274
Fixed-income	44,972	45,715	45,654	44,977	43,910
Alternative / private markets	12,370	11,610	12,010	12,451	12,331
Multi-asset	2,654	2,774	2,811	2,775	2,737
Total long-term assets	105,961	105,359	105,736	103,835	101,252
Money market	462,683	463,727	445,775	436,418	419,999
Total Avg. Fund Assets	$568,644	$569,086	$551,511	$540,253	$521,251
Separate Accounts:
Equity	$37,599	$36,845	$36,986	$36,588	$35,863
Fixed-income	53,393	53,645	52,600	52,586	51,574
Alternative / private markets	7,683	7,402	7,744	8,004	7,975
Multi-asset	125	126	123	135	152
Total long-term assets	98,800	98,018	97,453	97,313	95,564
Money market	169,860	176,100	155,394	155,886	162,759
Total Avg. Separate Account Assets	$268,660	$274,118	$252,847	$253,199	$258,323
Total Avg. Managed Assets	$837,304	$843,204	$804,358	$793,452	$779,574

Federated Hermes reports Q2 2025 earnings	Page 13 of 13

Unaudited Average Managed Assets	Six Months Ended
(in millions)	June 30, 2025	June 30, 2024
By Asset Class
Equity	$82,834	$78,553
Fixed-income	98,862	95,638
Alternative / private markets	19,533	20,395
Multi-asset	2,840	2,882
Total long-term assets	204,069	197,468
Money market	636,185	580,570
Total Avg. Managed Assets	$840,254	$778,038

By Offering Type
Funds:
Equity	$45,612	$42,315
Fixed-income	45,344	43,884
Alternative / private markets	11,990	12,354
Multi-asset	2,714	2,738
Total long-term assets	105,660	101,291
Money market	463,205	417,450
Total Avg. Fund Assets	$568,865	$518,741
Separate Accounts:
Equity	$37,222	$36,238
Fixed-income	53,518	51,754
Alternative / private markets	7,543	8,041
Multi-asset	126	144
Total long-term assets	98,409	96,177
Money market	172,980	163,120
Total Avg. Separate Account Assets	$271,389	$259,297
Total Avg. Managed Assets	$840,254	$778,038